THE DEBENTURE REPRESENTED BY THIS CERTIFICATE AND SHARES INTO WHICH THE DEBENTURE IS CONVERTIBLE ARE BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISPOSITION THEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                           VINDICATOR OF FLORIDA, INC,
                     SUBORDINATED DEBENTURE DUE JULY 1, 1993

Date of Issue:   July 1, 1991                                      $ 300,000.00
                 ------------

     VINDICATOR OF FLORIDA. INC a Florida corporation (the "Company"), for value received, hereby promises to pay to MDS Health Group Inc., a Delaware corporation, or assigns, (the "Holder") the principal sum of $300,000.00 (Three Hundred Thousand Dollars and 00/100) Dollars on July 1, 1993.

Covenants
---------

     The Company covenants to, and agrees with the Holder that it will:

          (i) maintain its properties in good condition, repair and working order and make all necessary repairs and replacements as in the judgment of the Company may be necessary to carry on and conduct its business;

          (ii) at all times keep properties which are of an insurable nature insured with insurers believed by the Company to be responsible against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties;

          (iii) pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon any of its income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its properties; provided, however, that the Company shall not be required to pay or discharge any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     The Indebtedness evidenced by this Debenture shall be subordinate and subject in right of payment to the prior payment in full of all presently existing and subsequently incurred loans from banks, and/or financial institutions and shall be secured by a second, preferred security interest in the gamma radiation processing pallet irradiator and initial radiation source of Cobalt-60 being sold to Vindicator by Nordion International, Inc., which holds the first secured position,

Conversion
----------

     Holder shall have conversion rights (the "Conversion Rights") as follows:

     (i) At the option of Holder, all or any part of the principal amount of this Debenture may be converted into fully paid and non-assessable shares or Common Stock of the Company, at the conversion rate of one fully paid and nonassessable share of Common Stock for that amount of Debenture which is equal to the lesser of $4.50 or ten percent (10%) less than the closing per share market price of the Company's Common Stock on the day prior to the date tendered for conversion ("Conversion Rate"). If no market exists on the day prior to the date tendered, then the closing price on the last date on which trading was conducted will be used. Fractional shares will not be issued.

     (ii) Before Holder shall be entitled to convert this Debenture or a part hereof into shares of Common Stock, the Holder shall surrender the Debenture to the Company at its offices at the address set forth herein (or at such other address of which the Company shall have notified the Holder in writing), and shall give written notice to the Company at such offices that Holder elects to convert the Debenture and stating if the Debenture is to be converted in part, the amount thereof so to be converted. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued and shall contain such representations as may reasonably be required by the Company to the effect that the shares to be received upon conversion are not being acquired for distribution and will not be transferred in any way that might violate the then applicable laws. As promptly as practicable after the receipt of such notice and the surrender of the Debenture or part thereof as aforesaid, the Company shall issue and shall deliver to Holder at the address specified by the Holder as set forth herein a certificate or certificates for the number of shares issuable upon the conversion of the Debenture or part thereof in accordance with the provisions hereof. Such conversion shall be deemed to have been effected at the close of business on the date on which such notice shall have been received at the office of the Company and the Debenture shall have been surrendered in whole or in part as aforesaid (the "Conversion Date"), and at such time the rights of Holder as obligee shall cease with regard to that portion of the Debenture surrendered for conversion and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby to the extent of such conversion. All certificates issued upon the exercise of the conversion shall contain a legend governing restrictions upon such shares imposed by law. The Company shall return to the Holder any Debenture converted in part with an appropriate notation endorsed thereon evidencing such partial conversion.

     (iii) In the event the Company at any time or from time to time after the Closing Date effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares or grants a dividend payable in Common Stock of the Company, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

     (iv) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Debenture such number of its shares of Common Stock as shall from time to time be sufficient to effect the Conversion of this Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Consolidation or Merger
-----------------------

     The Company shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any person unless:

     (i) The person assumes all the obligations of the Company under this Debenture, including but not limited to the due and punctual payment of the principal of this Debenture; and

     (ii) Immediately after the transaction no Event of Default exists.

The surviving entity, transferee or lessee shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of this Debenture.

Default
-------

     An "Event of Default" occurs if:

     (i) The Company defaults in the payment of the principal of this Debenture when the same becomes due and payable at maturity;

     (ii) The Company fails to comply with any of its other agreements in this Debenture and the failure continues for a period of sixty (60) days after notice in writing to the Company from the holder of this Debenture, specifying such failure and demanding that such failure be remedied;

     (iii) The Company commences a voluntary case in bankruptcy, consents to the entry of any order for relief against it in an involuntary case in bankruptcy, consents to the appointment of a custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors under any federal or state bankruptcy law or other similar provision for the relief of debtors; or

     (iv) A court of competent jurisdiction enters an order or decree under any federal or state bankruptcy law, or other similar provision for the relief of debtors, for relief against the Company in an involuntary bankruptcy case, appoints a custodian of the Company or for all or substantially all of its property, or orders the liquidation of the Company and the order or decree remains unstayed and in effect for sixty (60) days.

     If an Event of Default shall occur and be continuing, the principal hereof may be declared due and payable by notice to the Company in writing. Upon such declaration the principal of this Debenture shall be due and payable immediately.

     If an Event of Default occurs and is continuing, the holder of this Debenture may pursue any available remedy or collect the payment of principal on this Debenture or to enforce the performance of any provision of this Debenture. A delay or omission by the holder of this Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. In any suit for the enforcement of any right or remedy under this Debenture, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

Transferability
---------------

     This Debenture is not transferable without the consent of the Company, except to a subsidiary or affiliate of MDS.

Notice
------

     Any notice or communication by the Company to the Holder shall be mailed by first-class mail to the address as shown on below. If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed duly given, whether or not the addressee receives it.

     The Company's address is:

                  Vindicator of Florida, Inc.
                  1801 Thonotosassa Road - Suite 3
                  Plant City, Florida 3356

     The Company may change its address by providing written notice or such change to the Holder.

     The Holder's address is:

                  MDS Health Group Inc.
                  100 International Boulevard
                  Toronto, Canada M9W6J6

     The Holder may change its address by providing written notice of such change to the Company.

General
-------

     No recourse shall be had for the payment of the principal of this Debenture or for any claim based hereon or otherwise in respect hereof against any shareholder, officer or director, as such, past, present or future, of the Company, whether by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by the Holder hereof.

     The laws of the State of Florida shall govern this Debenture.

     IN WITNESS WHEREOF Vindicator of Florida, Inc., has caused this Debenture to be executed in its corporate name by the President, and has caused its corporate seal to be imprinted hereon and attested by the Secretary.


Dated: July 1, 1991                         VINDICATOR OF FLORIDA, INC.
       -------------


                                            By:  /s/ Sam R. Whitney
                                                 -------------------------------
                                                  President


(Seal)

ATTEST:


By:  /s/ Walter H. Harkala
--------------------------------
      Secretary